                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   Form 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):  April 1, 1999


                              Argo Bancorp, Inc.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

         Delaware                         0-19829                       36-3620612
         ---------                        -------                       ----------
(State or other Jurisdiction of    (Commission File No.)      (I.R.S. Employer Identification
incorporation)                                                No.)

         7600 West 63rd Street, Summit, Illinois                          60501
         ----------------------------------------                       ----------
         (Address of Principal executive offices)                       (Zip Code)

      Registrant's telephone number, including area code:  (708) 496-6010



                                Not Applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)
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Item 5.  Other Events.
----------------------

  On April 1, 1999, the Registrant issued a Press Release relating to the sale of its wholly-owned subsidiary, On-Line Financial Services, Inc. of Oak Brook, Illinois, to GFS Holdings, Inc., of Palm Beach Gardens, Florida ("Purchaser").

  Under the terms of the transaction, the Registrant received $11.3 million in cash and Preferred Stock in exchange for all of the outstanding stock of On-
Line.   $6.7 million in cash was tendered by the Purchaser at closing, together with 4,600 shares of GFS Holdings Co. Series B Preferred Stock, valued at $4.6 million. The Preferred Stock, par value $.01, pays Registrant a semi-annual dividend at the rate of 7.625%. Mandatory redemption of up to 1,400 shares will be made subject to completion of certain matters prior to redemptions on each of July 31, 1999, January 31, 2000 and July 31, 2000. An additional redemption of up to 3,200 shares is available on April 30, 2000, subject to obtaining certain financial objectives. All shares will be redeemed, to the extent not redeemed earlier, on March 31, 2006.

     A copy of the Press Release distributed April 1, 1999 is attached as
Exhibit 99.
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Item 7.  Final Statements, Pro Forma Final Information and Exhibits.
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         (c) Exhibits

             Exhibit 99. Press Release dated April 1, 1999.


                                  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  April 8, 1999                    Argo Bancorp, Inc.


                                        By: /s/ Frances M. Pitts
                                            --------------------
                                            Frances M. Pitts
                                            Executive Vice President and
                                            Corporate Counsel